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EXHIBIT 99.1

MEDIA RELATIONS CONTACT:
DANNY ZEIBERT
ISLAND PACIFIC, INC.
+1.949.399.3816

INVESTOR RELATIONS CONTACT:
MIKE TOMCZAK
ISLAND PACIFIC, INC.
+1.916.605.7200
Email:  ir@islandpacific.com

        CORINNE BERTRAND JOINS ISLAND PACIFIC AS CHIEF FINANCIAL OFFICER

Irvine, California, USA - January 10, 2005 - Island Pacific (AMEX:IPI) announced today that Corinne Bertrand has joined Island Pacific as its Chief Financial Officer, effective immediately. Ms. Bertrand is a hands-on professional with extensive experience in technology and public reporting companies.

According to Mike Tomczak, President and Chief Operating Officer of Island Pacific "We are very pleased to have Corinne join the Island Pacific team. She brings with her a breadth of experience in the management of the accounting and financial operations of larger technology companies. In her career, she has demonstrated a commitment to high standards in public reporting and timely filings. She also brings significant experience in managing the growth of a small public technology company while making sure that growth is done profitably. The Chief Financial Officer is an important position in any business, but particularly for one that is experiencing significant changes like Island Pacific."

Ms. Bertrand has over twenty years of increasingly senior positions as a financial professional. She joins Island Pacific after completing a Sarbanes-Oxley consulting engagement for a major entertainment company. Prior to that, Ms. Bertrand was the Vice President of Finance and Administration for EMachines, where she was responsible for financial operations, including all SEC filings and related matters. Ms. Bertrand began her career with KPMG, and is a Certified Public Accountant in the State of California.

About her new position at Island Pacific, Ms. Bertrand said, "This is exactly the type of role that I enjoy. There will be challenges, but I have been impressed with the commitment and talent of the new management team. I am confident that I will be able to contribute to this team as we continue to build on the momentum of the turnaround."

Ms. Bertrand replaces Ran Furman.

ABOUT ISLAND PACIFIC


Island Pacific is a global leader in retail merchandising, store operations, CRM, and multi-channel software solutions. For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-value, high-reliability software to the retail industry.


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As a result, Island Pacific is the definitive resource for scalable, flexible and affordable solutions for retailers around the world. Incorporating the recently acquired Retail Technologies International (RTI) and Page Digital, Island Pacific serves over 9,000 retail clients in more than 70 countries. Represented in more than 55,000 stores worldwide and available in 15 languages, the company's technology manages billions of transactions annually under the brand names of Island Pacific Merchandising System(TM) (IPMS), Retail Pro (R), Synaro(R), and Gladiator, and is the thought leader in multi-channel retailing.


The company is headquartered in Irvine, California, and has offices in the United States and the United Kingdom, and is represented by business partners in over 30 countries. For more information, please visit www.islandpacific.com and www.retailpro.com.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-KA for the fiscal year ended March 31, 2004 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.


Editor's note: Contact Ron Both, Liolios Group, at 949/574-3860 for investor relations information.